UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023 (December 29, 2022)

STARCO BRANDS, INC.
(Exact name of Company as specified in its charter)

Nevada	000-54892	27-1781753
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
250 26th Street, Suite 200 Santa Monica, CA 90402 (Address of principal executive offices) 888-484-1908 (Registrant’s Telephone Number)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	STCB	OTC Markets Group OTCQB tier

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 1.01 Entry into a Material Definitive Agreement

The disclosures set forth in Item 2.01 are hereby incorporated into this Item 1.01 by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

Agreement and Plan of Merger

On December 29, 2022 (the "Closing Date"), Starco Brands, Inc. (the "Starco"), through its wholly-owned subsidiary Starco Merger Sub II, Inc. ("First Merger Sub"), completed its acquisition (the "Acquisition") of Skylar Body, Inc. ("Skylar") through the merger of First Merger Sub with and into Skylar. Immediately following the Acquisition, Skylar merged with and into Skylar Body, LLC ("Second Merger Sub"), a wholly-owned subsidiary of Starco, with Skylar Body, LLC surviving the merger.

On the Closing Date, Starco, First Merger Sub and Second Merger Sub entered into an Agreement and Plan of Merger (the "Merger Agreement") by and among (i) Starco, (ii) First Merger Sub, (iii) Second Merger Sub, (iv) Skylar, and (v) Shareholder Representative Services LLC, solely in its capacity as the representative of Skylar stockholders, noteholders and optionholders (the "Company Holders"). Under the terms of the Merger Agreement, the transaction consisted of First Merger Sub merging with and into Skylar with Skylar being the surviving corporation (the “First Merger”) and immediately following the First Merger, and as part of the same overall transaction as the First Merger, Skylar merged with and into Second Merger Sub (the “Second Merger” and, together with the First Merger, the “Merger”) with Second Merger Sub being the surviving company of the Second Merger (which is referred to for the periods at and after the Closing Date as the “Surviving Company”). In connection with the Merger and the transactions contemplated by the Merger Agreement, Starco will issue to the Company Holders (the “Stock Issuance”) an aggregate of 65,692,736 restricted shares of its common stock, 11,592,805 additional restricted shares of its common stock after an 18-month indemnification period, and offsetting against these additional shares will be the sole recourse for any indemnity claims by Starco against the Company Holders, and 19,321,358 additional restricted shares of its common stock contingent upon the Surviving Company meeting certain sales metrics.

Further, in the event that the Company Holders have any indemnity claims against Starco, First Merger Sub or Second Merger Sub, Starco shall satisfy any such indemnity claims solely by the issuance of additional shares of its common stock, up to 11,592,805 additional shares. Notwithstanding the foregoing, under the terms of the Merger Agreement, any Company Holder that is not an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”), will receive cash in lieu of shares of Starco common stock at a value equal to $0.17 per share.

The foregoing summary of the terms of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on January 3, 2023, and is incorporated herein by reference.

Registration Rights Agreement

On the Closing Date, in connection with the closing of the Merger, Starco entered into a Registration Rights Agreement (the “Registration Rights Agreement”) by and among Starco and the Investors (as defined therein), pursuant to which certain stockholders who receive restricted shares of Starco common stock in the Merger (the “Investors”) shall receive certain rights to have such restricted shares of Starco common stock registered for resale to the public on the terms and subject to the conditions set forth therein. The Registration Rights Agreement provides that, among other things, Starco will, upon the date that is 120 calendar days after the later of (a) the date that Starco is eligible to register its common stock for resale on a Form S-3 and (b) the date that the Voting Agreement (as defined below) is terminated by its terms, file with the SEC a registration statement registering the resale of the restricted shares of Starco common stock held by the Investors.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K filed with the SEC on January 3, 2023 and is incorporated herein by reference.

Voting Agreement

On the Closing Date, in connection with the closing of the Merger, Starco entered into a Voting Agreement (the “Voting Agreement”) with certain former Company Holders and current stockholders of Starco, which stockholders upon the closing of the Merger collectively own approximately 23% percent of Starco’s issued and outstanding common stock (the “Voting Agreement Stockholders”). Through the Voting Agreement, Ross Sklar (“Sklar”), Starco’s chief executive officer and largest shareholder, effectively controls approximately 77% of the total voting power of Starco. The Voting Agreement generally requires that the Voting Agreement Stockholders vote or cause to be voted their shares of Starco common stock, and execute and deliver written consents and otherwise exercise all voting rights with respect to their shares of Starco common stock in the same manner as Sklar votes or gives his consent, provided that such vote or action does not disproportionately or adversely affect the Voting Agreement Stockholders in a manner different from the effect on other holders of Starco common stock. In addition, in connection with the Voting Agreement, the Voting Agreement Stockholders delivered irrevocable proxies to Sklar. The Voting Agreement terminates (a) automatically upon the listing of the Starco’s common stock on the Nasdaq Stock Market or New York Stock Exchange, (b) with the written consent of each of the parties signatories thereto, (c) automatically in the event that both of the following conditions are met: (i) Sklar is no longer Starco’s chief executive officer and (ii) Sklar is no longer a member of the Board of Directors of Starco, or (d) automatically in the event Starco voluntarily commences any bankruptcy or similar proceedings or has commenced against it any bankruptcy or similar proceedings that are not dismissed within 60 days of such commencement.

The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K filed with the SEC on January 3, 2023 and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure set forth under Item 2.01 regarding the Stock Issuance is incorporated by reference into this Item 3.02. The Stock Issuance did not involve a public offering and was exempt from the registration requirements of the Securities Act pursuant to Rule 506 of Regulation D promulgated under Section 4(a)(2) of the Securities Act.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit Number	Description
2.1†
Agreement and Plan of Merger, by and among (i) Starco Brands, Inc., a Nevada corporation, (ii) Starco Merger Sub II, Inc., a Delaware corporation, (iii) Skylar Body, LLC, a Delaware limited liability company, (iv) Skylar Body, Inc., a Delaware corporation, and (v) Shareholder Representative Services LLC, solely in its capacity as the representative of the Company Holders, dated December 29, 2022.

10.1†	Registration Rights Agreement, by and between Starco Brands, Inc., a Nevada corporation, and the Investors listed on Schedule A thereto, dated December 29, 2022.
10.2†	Voting Agreement, by and among Starco Brands, Inc., a Nevada corporation, and the stockholders listed on Schedule A thereto, dated December 29, 2022.
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document

† Certain of the exhibits and schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Starco has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STARCO BRANDS, INC.

Dated: January 4, 2023	/s/ Ross Sklar
Ross Sklar
Chief Executive Officer